ASSIGNMENT




     THIS ASSIGNMENT ("Assignment") dated as of the 14th day of October, 1997 by TIGER SOUTH BRUNSWICK, L.L.C., WESTBROOK REAL ESTATE FUND I, L.P., AND WESTBROOK REAL ESTATE CO-INVESTMENT PARTNERSHIP I, L.P. (collectively, the "Assignors") for the benefit of Jay H. Shidler ("Shidler") and Clay W. Hamlin, III ("Hamlin").


                                   Background


     On the date hereof, the Assignors are assigning to Royale Investments, Inc. ("Royale") certain limited partnership interests in South Brunswick Investors, L.P., a Delaware limited partnership. In consideration for such assignment of limited partnership interests, Royale has agreed to issue and deliver to the Assignors 147,818 shares of Royale common stock (the "Shares").

     In connection with a separate transaction. the Assignors have agreed to deliver the Shares to Shidler and Hamlin.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignors hereby assign:

     (i) to Shidler, all interest in and to, and the right to receive, directly from Royale, fifty percent (50%) of the Shares; and

     (ii) to Hamlin, all interest in and to, and the right to receive, directly from Royale, fifty percent (50%) of the Shares.

     Assignors agree that they shall direct Royale to issue the Shares as set forth above.

     IN WITNESS WHEREOF, the Assignors have executed this Assignment as of the date first set forth above.

                               TIGER SOUTH BRUNSWICK, L.L.C., a Delaware limited liability company, by its managing members Westbrook Real Estate Fund I, L.P., a Delaware limited partnership, and Westbrook Real Estate Co-Investment Partnership I, L.P., a Delaware limited partnership, by their general partner, Westbrook Real Estate Partners Management I, L.L.C., by its sole managing member Westbrook Real Estate Partners, L.L.C.


                               By:
                                          ------------------------------------
                               Print Name:
                                          ------------------------------------

                               WESTBROOK REAL ESTATE FUND I, L.P., a Delaware limited partnership, and WESTBROOK REAL ESTATE CO-INVESTMENT PARTNERSHIP I, L.P., a Delaware limited partnership, by their general partner Westbrook Real Estate Partners Management I, L.L.C., by its sole managing member Westbrook Real Estate Partners, L.L.C.


                               By:
                                          ------------------------------------
                               Print Name:
                                          ------------------------------------

October ___, 1997




Royale Investments Inc,
3430 List Place
Minneapolis, MN 55416

Ladies and Gentlemen:

     On this date, the undersigned are transferring to Royale Investments Inc. ("Royale") certain limited Partnership interests in Blue Bell Investment Company, L.P., South Brunswick, L.P., Comcourt. Investors, L.P., and 6385 Flank Drive L.P. (collectively, "Assignors"), as more particularly set forth in those certain Assignments of Partnership Interests dated the date hereof and being delivered to Royale together with this letter. As consideration for the assignment of the interests, Royale has agreed to issue to the Assignors 600,000 shares of Royale common stock (the "Stock"). This letter shall constitute instructions to Royale from the undersigned that the stock should be issued in the form of two certificates for 300,000 shares each, in the names of Jay H. Shidler and Clay W. Hamlin, III respectively. This letter may be signed in one or more counterparts and facsimile signatures shall be acceptable for purposes of this letter.

                                   Very truly yours.

                                   STRATEGIC FACILITY INVESTORS, INC.


                                   By:
                                       -------------------------------------
                                       Clay W. Hamlin, III


                                   COMCOURT INVESTMENT CORPORATION


                                   By:
                                       -------------------------------------
                                       Clay W. Hamlin, III


                                   GATEWAY SHANNON
                                   DEVELOPMENT CORPORATION


                                   By:
                                       -------------------------------------
                                       Clay W. Hamlin, III



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                                      -2-



                                   ----------------------------------------
                                   Clay W. Hamlin, III




                                   ----------------------------------------
                                   Jay H. Shidler, by his attorney-in-fact


                                   By:
                                      -------------------------------------
                                      Clay W. Hamlin, III


                                   TIGER SOUTH BRUNSWICK, L.L.C., a Delaware limited liability company, by its managing members Westbrook Real Estate Fund I, L.P., a Delaware limited partnership, and Westbrook Real Estate Co-Investment Partnership I, L.P., a Delaware limited partnership, by their general partner Westbrook Real Estate Partners Management I, L.L.C., by its sole managing member Westbrook Real Estate Partners, L.L.C.


                                   By:
                                      ----------------------------------
                                   Print Name:
                                   Print Title:


                                   WESTBROOK REAL ESTATE FUND I, L.P., a
                                   Delaware limited partnership, and WESTBROOK
                                   REAL ESTATE CO-INVESTMENT PARTNERSHIP, L.P., a Delaware limited partnership, by their general partner Westbrook Real Estate Partners Management I. L.L.C., by its sole managing member Westbrook Real Estate Partners, L.L.C.


                                   By.
                                      ----------------------------------
                                   Print Name:
                                   Print Title: